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                                                                     EXHIBIT 5.1


                         [LATHAM & WATKINS LETTERHEAD]

                                October 28, 2002

Beckman Coulter, Inc.
4300 N. Harbor Blvd.
Fullerton, California 92834

        Re: $500,000,000 Aggregate Offering Price of Debt Securities, Preferred Stock, Depositary Shares, Common Stock and/or Warrants of Beckman Coulter, Inc.


Ladies and Gentlemen:

        In connection with the registration of $500,000,000 aggregate offering price of (i) one or more series of senior or subordinated debt securities (the "Debt Securities"), (ii) shares of one or more series of preferred stock, par value $.10 per share (the "Preferred Stock"), (iii) shares of Preferred Stock represented by depositary shares (the "Depositary Shares"), (iv) shares of common stock, par value $.10 per share (the "Common Stock") or (v) warrants to purchase Debt Securities, Preferred Stock, Depositary Shares or Common Stock (the "Warrants"), by Beckman Coulter, Inc., a Delaware corporation (the "Company"), and guarantees of Debt Securities (the "Guarantees") by Coulter Corporation and Hybritech Incorporated (the "Guarantors"), under the Securities Act of 1933, as amended (the "Securities Act"), on Form S-3 (the "Registration Statement") to be filed with the Securities and Exchange Commission (the "Commission"), you have requested our opinion with respect to the matters set forth below.

        You have provided us with a draft of the Registration Statement in the form in which it will be filed, which includes the prospectus (the "Prospectus"). The Prospectus provides that it will be supplemented in the future by one or more supplements to the Prospectus (each a "Prospectus Supplement").

        The Debt Securities, Preferred Stock, Depositary Shares, Common Stock and Warrants are collectively referred to as the "Securities." The Debt Securities will be issued pursuant to one or more indentures, the forms of which are attached as exhibits to the Registration Statement, by and among the Company and a trustee identified therein (each a "Trustee"), as the same may be amended or supplemented from time to time (each an "Indenture"). The Depositary Shares will be issued under one or more deposit agreements (each, a "Deposit Agreement"), by and among the Company and a financial institution identified therein as the depositary (each a "Depositary"). The Company may issue receipts ("Depositary Receipts") for Depositary Shares, each of which will represent a fractional share of Preferred Stock represented by Depositary Shares. The Warrants will be issued under one or more warrant agreements (each a "Warrant Agreement"), by and among the Company and a financial institution identified therein as warrant agent (each a "Warrant Agent").
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LATHAM & WATKINS

October 28, 2002
Page 2


        In our capacity as your counsel in connection with such registration, we are familiar with the proceedings taken and proposed to be taken by the Company and the Guarantors in connection with the authorization and issuance of the Securities and any Guarantees, respectively, and, for the purposes of this opinion, have assumed such proceedings will be timely completed in the manner presently proposed. In addition, we have made such legal and factual examinations and inquiries, including an examination of originals or copies certified or otherwise identified to our satisfaction of such documents, corporate records and instruments, as we have deemed necessary or appropriate for purposes of this opinion.

        In our examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, and the conformity to authentic original documents of all documents submitted to us as copies.

        We are opining herein as to the effect on the subject transaction only of the federal laws of the United States, the internal laws of the State of New York, and the General Corporation Law of the State of Delaware, and we express no opinion with respect to the applicability thereto, or the effect thereon, of any other laws, or as to any matters of municipal law or the laws of any local agencies within any state.

        Subject to the foregoing and the other matters set forth herein, it is our opinion that as of the date hereof:

        1. When (i) a supplemental Indenture setting forth the terms of the Debt Securities has been duly executed and delivered by the Company and the Trustee,
(ii) the Debt Securities have been duly established in accordance with the Indenture (including, without limitation, the adoption by the Board of Directors of the Company, or a duly formed committee thereof, of a resolution duly authorizing the issuance and delivery of the Debt Securities), duly authenticated by the Trustee and duly executed and delivered on behalf of the Company against payment therefor in accordance with the terms and provisions of the Indenture and as contemplated by the Registration Statement, the Prospectus and the related Prospectus Supplement(s), and (iii) the Registration Statement and any required post-effective amendments thereto and any and all Prospectus Supplement(s) required by applicable laws have all become effective under the Securities Act, and assuming that (a) the terms of the Debt Securities as executed and delivered are as described in the Registration Statement, the Prospectus and the related Prospectus Supplement(s), (b) the Debt Securities as executed and delivered do not violate any law applicable to the Company or result in a default under or breach of any agreement or instrument binding upon the Company, and (c) the Debt Securities as executed and delivered comply with all requirements and restrictions, if any, applicable to the Company, whether imposed by any court or governmental or regulatory body having jurisdiction over the Company, the Debt Securities will constitute legally valid and binding obligations of the Company, enforceable against the Company in accordance with their terms.

        2. When (i) a supplemental Indenture setting forth the terms of the Debt Securities and the Guarantees has been duly executed and delivered by the Company, the Guarantors and the Trustee, (ii) the Guarantees and the corresponding Debt Securities have been duly established
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LATHAM & WATKINS

October 28, 2002
Page 3

in accordance with the Indenture (including, without limitation, the adoption by the Board of Directors of the Company, or a duly formed committee thereof, of a resolution duly authorizing the issuance and delivery of the Debt Securities, and the adoption by the Board of Directors of each Guarantor, or a duly formed committee thereof, of a resolution duly authorizing the issuance and delivery of the Guarantees), and the Debt Securities have been duly authenticated by the Trustee and duly executed and delivered on behalf of the Company against payment therefor in accordance with the terms and provisions of the Indenture and as contemplated by the Registration Statement, the Prospectus and the related Prospectus Supplement(s), (iii) the Guarantees have been duly executed and delivered on behalf of the Guarantors in accordance with the terms and provisions of the Indenture and as contemplated by the Registration Statement, the Prospectus and the related Prospectus Supplement(s), and (iv) the Registration Statement and any required post-effective amendments thereto and any and all Prospectus Supplement(s) required by applicable laws have all become effective under the Securities Act, and assuming that (a) the terms of the Guarantees and the Debt Securities as executed and delivered are as described in the Registration Statement, the Prospectus and the related Prospectus Supplement(s), (b) the Debt Securities as executed and delivered do not violate any law applicable to the Company or result in a default under or breach of any agreement or instrument binding upon the Company, (c) the Guarantees as executed and delivered do not violate any law applicable to the Guarantors or result in a default under or breach of any agreement or instrument binding upon the Guarantors, (d) the Debt Securities as executed and delivered comply with all requirements and restrictions, if any, applicable to the Company, whether imposed by any court or governmental or regulatory body having jurisdiction over the Company, and (e) the Guarantees as executed and delivered comply with all requirements and restrictions, if any, applicable to the Guarantors, whether imposed by any court or governmental or regulatory body having jurisdiction over the Guarantors, the Guarantees will constitute legally valid and binding obligations of the Guarantors, enforceable against the Guarantors in accordance with their terms.

        3. When (i) the Registration Statement and any required post-effective amendments thereto and any and all Prospectus Supplement(s) required by applicable laws have all become effective under the Securities Act and (ii) a series of Preferred Stock has been duly established in accordance with the terms of the Company's Restated Certificate of Incorporation (the "Certificate of Incorporation") and applicable law, and upon adoption by the Board of Directors of the Company, or a duly formed committee thereof, of a resolution in form and content as required by applicable law and upon issuance and delivery of and payment of legal consideration in excess of the par value thereof for such shares in the manner contemplated by the Registration Statement, the Prospectus and the related Prospectus Supplement(s) and by such resolution, and assuming that (a) the terms of such shares as executed and delivered are as described in the Registration Statement, the Prospectus and the related Prospectus Supplement(s), (b) at the time of issuance of such shares, the Company has a sufficient number of authorized but unissued shares under the Certificate of Incorporation, and (c) such shares as executed and delivered comply with all requirements and restrictions, if any, applicable to the Company, whether imposed by any court or governmental or regulatory body having jurisdiction over the Company, such shares of such series of Preferred Stock (including any Preferred Stock duly issued (1) upon the exchange or conversion of any shares of Preferred Stock that are exchangeable or convertible


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LATHAM & WATKINS

October 28, 2002
Page 4

into another series of Preferred Stock, (2) upon the exchange or conversion of Debt Securities that are exchangeable or convertible into Preferred Stock, or
(3) upon the exercise of Warrants that are exercisable for Preferred Stock) will be validly issued, fully paid and nonassessable.

        4. When (i) the Depositary Shares have been duly established in accordance with a Deposit Agreement (including, without limitation, the adoption by the Board of Directors of the Company, or a duly formed committee thereof, of a resolution duly authorizing the issuance and delivery of the Depositary Shares), and the Depositary Receipts in the form contemplated and authorized by the Deposit Agreement have been duly executed and delivered by the Depositary against payment therefor in accordance with the terms and provisions of the Deposit Agreement and as contemplated by the Registration Statement, the Prospectus and the related Prospectus Supplement(s), (ii) all corporate action necessary for the issuance of the Depositary Shares and the underlying Preferred Stock has been taken by the Company and the Company has received legal consideration in excess of the par value of the underlying Preferred Stock for the issuance thereof, and (iii) the Registration Statement and any required post-effective amendments thereto and any and all Prospectus Supplement(s) required by applicable laws have all become effective under the Securities Act, and assuming that (a) the terms of the Depositary Receipts as executed and delivered are as described in the Registration Statement, the Prospectus and the related Prospectus Supplement(s), (b) the Depositary Receipts as executed and delivered do not violate any law applicable to the Company or result in a default under or breach of any agreement or instrument binding upon the Company, and (c) the Depositary Receipts as executed and delivered comply with all requirements and restrictions, if any, applicable to the Company, whether imposed by any court or governmental or regulatory body having jurisdiction over the Company, the Depositary Shares will be validly issued and will entitle the holders thereof to the rights specified in the Depositary Receipts and the corresponding Deposit Agreement.

        5. When the Registration Statement and any required post-effective amendments thereto and any and all Prospectus Supplement(s) required by applicable laws have all become effective under the Securities Act, and upon adoption by the Board of Directors of the Company, or a duly formed committee thereof, of a resolution in form and content as required by applicable law and upon issuance and delivery of and payment of legal consideration in excess of the par value thereof for shares of Common Stock in the manner contemplated by the Registration Statement, the Prospectus and the related Prospectus Supplement(s) and by such resolution, and assuming that (a) the terms of such shares as executed and delivered are as described in the Registration Statement, the Prospectus and the related Prospectus Supplement(s), (b) at the time of issuance of such shares, the Company has a sufficient number of authorized but unissued shares under the Certificate of Incorporation, and (c) such shares as executed and delivered comply with all requirements and restrictions, if any, applicable to the Company, whether imposed by any court or governmental or regulatory body having jurisdiction over the Company, such shares of Common Stock (including any Common Stock duly issued (1) upon the exchange or conversion of any shares of Preferred Stock that are exchangeable or convertible into Common Stock, (2) upon the exchange or conversion of Debt Securities that are exchangeable or convertible into Common Stock, or (3) upon the exercise of Warrants that are exercisable for Preferred Stock) will be validly issued, fully paid and nonassessable.


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LATHAM & WATKINS

October 28, 2002
Page 5

        6. When (i) the Warrants have been duly established in accordance with a Warrant Agreement (including, without limitation, the adoption by the Board of Directors of the Company, or a duly formed committee thereof, of a resolution duly authorizing the issuance and delivery of the Warrants), duly authenticated by the Warrant Agent and duly executed and delivered on behalf of the Company against payment therefor in accordance with the terms and provisions of the Warrant Agreement and as contemplated by the Registration Statement, the Prospectus and the related Prospectus Supplement(s), and (ii) the Registration Statement and any required post-effective amendments thereto and any and all Prospectus Supplement(s) required by applicable laws have all become effective under the Securities Act, and assuming that (a) the terms of the Warrants as executed and delivered are as described in the Registration Statement, the Prospectus and the related Prospectus Supplement(s), (b) the Warrants as executed and delivered do not violate any law applicable to the Company or result in a default under or breach of any agreement or instrument binding upon the Company, and (c) the Warrants as executed and delivered comply with all requirements and restrictions, if any, applicable to the Company, whether imposed by any court or governmental or regulatory body having jurisdiction over the Company, the Warrants will constitute legally valid and binding obligations of the Company, enforceable against the Company in accordance with their terms.

        The opinions set forth in paragraphs (1), (2) and (6) above relating to the enforceability of the Debt Securities, the Guarantees and the Warrants, respectively, are subject to the following exceptions, limitations and qualifications: (i) the effect of bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or other similar laws now or hereafter in effect relating to or affecting the rights or remedies of creditors; (ii) the effect of general principles of equity, whether enforcement is considered in a proceeding in equity or at law, and the discretion of the court before which any proceeding therefor may be brought and (iii) the unenforceability under certain circumstances under law or court decisions of provisions providing for the indemnification of or contribution to a party with respect to a liability where such indemnification or contribution is contrary to public policy. We express no opinion (i) concerning the enforceability of the waiver of rights or defenses contained in Section 515 of the Indenture or (ii) with respect to whether acceleration of Debt Securities and any Guarantees may affect the collectibility of any portion of the stated principal amount thereof which might be determined to constitute unearned interest thereon.

        To the extent that the obligations of the Company and the Guarantors under each Indenture may be dependent upon such matters, we assume for purposes of this opinion that each Trustee is duly organized, validly existing and in good standing under the laws of its jurisdiction of organization; that each Trustee is duly qualified to engage in the activities contemplated by the Indenture; that each Indenture has been duly authorized, executed and delivered by the applicable Trustee and constitutes the legal, valid and binding obligation of such Trustee, enforceable against such Trustee in accordance with its terms; that each Trustee is in compliance, generally and with respect to acting as a trustee under the applicable Indenture, with all applicable laws and regulations; and that each Trustee has the requisite organizational and legal power and authority to perform its obligations under the applicable Indenture.


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LATHAM & WATKINS

October 28, 2002
Page 6

        To the extent that the obligations of the Company under each Deposit Agreement may be dependent upon such matters, we assume for purposes of this opinion that the Depositary is duly organized, validly existing and in good standing under the laws of its jurisdiction of organization; that the Depositary is duly qualified to engage in the activities contemplated by the Deposit Agreement; that the Deposit Agreement has been duly authorized, executed and delivered by the Depositary and constitutes the legal, valid and binding obligation of the Depositary, enforceable against the Depositary in accordance with its terms; that the Depositary is in compliance, generally and with respect to acting as a Depositary under the Deposit Agreement, with all applicable laws and regulations; and that the Depositary has the requisite organizational and legal power and authority to perform its obligations under the Deposit Agreement.

        To the extent that the obligations of the Company under each Warrant Agreement may be dependent upon such matters, we assume for purposes of this opinion that the Warrant Agent is duly organized, validly existing and in good standing under the laws of its jurisdiction of organization; that the Warrant Agent is duly qualified to engage in the activities contemplated by the Warrant Agreement; that the Warrant Agreement has been duly authorized, executed and delivered by the Warrant Agent and constitutes the legal, valid and binding obligation of the Warrant Agent, enforceable against the Warrant Agent in accordance with its terms; that the Warrant Agent is in compliance, generally and with respect to acting as a Warrant Agent under the Warrant Agreement, with all applicable laws and regulations; and that the Warrant Agent has the requisite organizational and legal power and authority to perform its obligations under the Warrant Agreement.

        We consent to your filing this opinion as an exhibit to the Registration Statement, to the incorporation by reference of this opinion into any registration statement of the Company filed pursuant to Rule 462(b) of the Securities Act in relation to the Registration Statement, and to the reference to our firm under the heading "Validity of Securities" in the prospectus included therein.

                                            Very truly yours,

                                            /s/ Latham & Watkins